Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Aerpio Pharmaceuticals, Inc. 2017 Stock Option and Incentive Plan, and Aerpio Pharmaceuticals, Inc. Amended and Restated 2017 Employee Stock Purchase Plan, of our report dated March 16, 2020, with respect to the consolidated financial statements of Aerpio Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio March 16, 2020